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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                      February 28, 2007 (February 22, 2007)



                                 GENE LOGIC INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                      0-23317                  06-1411336
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 (State of Incorporation)      (Commission File Number)      (IRS Employer
                                                          Identification Number)


                            50 West Watkins Mill Road
                          Gaithersburg, Maryland 20878
                    (Address of principal executive offices)

                                 (301) 987-1700
              (Registrant's telephone number, including area code)

                             610 Professional Drive
                          Gaithersburg, Maryland 20879
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02     Departure of Directors or Principal Officers; Election of
              Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2007, the Compensation Committee approved the following awards of stock options and restricted stock under the Company's 1997 Equity Incentive Plan (the "Plan") to the principal financial officer and named executive officers identified in the Proxy Statement for the 2006 Annual Meeting of Stockholders. The material terms of these grants are as follows, and are subject to the terms of the Plan and, as to the option grants, subject to the further terms and conditions of the form of option agreement previously filed as Exhibit
10.3 to the Company's Registration Statement on Form S-1 filed October 7, 1997:

Philip L. Rohrer, Jr. received an option to purchase 54,700 shares of the Company's common stock at $1.91 per share, vesting at a rate of 1/10th per month at the end of each month beginning on February 28, 2007.

Louis A. Tartaglia received an option to purchase 32,535 shares of the Company's common stock at $1.91 per share, an option to purchase 32,535 shares of the Company's common stock at $2.25 per share, an option to purchase 32,535 shares of the Company's common stock at $2.75 per share and an option to purchase 32,535 shares of the Company's common stock at $3.25 per share. Each of such grants to Dr. Tartaglia vest at a rate of 1/3 per year on the anniversary of the date of grant, beginning on February 22, 2008. Dr. Tartaglia also received a grant of 60,471 shares of Restricted Stock that vest only upon receipt by the Company of a development notice in accordance with the terms of the relevant agreement from a major pharmaceutical company drug development partner in which the partner undertakes to develop a compound for a new indication identified by the Company, all as determined by and in the sole discretion of the Board of Directors, provided that the grant will lapse if such target is not achieved by 12/31/08.

Dudley Staples received an option to purchase 16,662 shares of the Company's common stock at $1.91 per share, an option to purchase 16,662 shares of the Company's common stock at $2.25 per share, an option to purchase 16,662 shares of the Company's common stock at $2.75 per share and an option to purchase 16,662 shares of the Company's common stock at $3.25 per share. Each of such grants to Mr. Staples vest at a rate of 1/3 per year on the anniversary of the date of grant, beginning on February 22, 2008. Mr. Staples also received (a) a grant of 15,484 shares of Restricted Stock that vest only upon receipt by the Company of a development notice in accordance with the terms of the relevant agreement from a major pharmaceutical company drug development partner in which the partner undertakes to develop a compound for a new indication identified by the Company, all as determined by and in the sole discretion of the Board of Directors, provided that such grant will lapse if such target is not achieved by 12/31/08 and (b) a grant of 15,484 shares of Restricted Stock that vest only upon the consummation of a strategic transaction to enable the further development of the Genomics business, as determined by and in the sole discretion of the Board of Directors, provided that such grant will lapse if such target is not achieved by 12/31/08.

Stock Options have a term of 10 years from the date of grant, subject to earlier expiration in accordance with the terms of the Plan, and are incentive stock options subject to the limits under applicable law and nonstatutory options to the extent the grant exceeds such limits. Options would cease to vest upon termination of the grantee's Continuous Service to the Company. "Continuous Service" means the employment or relationship as a Director or Consultant is not interrupted or terminated. Under the terms of the Company's Executive Severance Plan (previously filed as Exhibit 10.55 to the Company's Report on Form 10-Q for the quarter ended March 31, 2001), in the event of a change of control, the vesting of the stock options would accelerate.

On February 22, 2007, the Compensation Committee of the Company's Board of Directors also approved the following changes to the compensatory arrangements with the Company's Chief Financial Officer:

The Employment Agreement between the Company and its Chief Financial Officer (previously filed as Exhibit 10.58 to the Company's Report on Form 10-K for the fiscal year ended December 31, 1999, as amended by an amendment to his Employment Agreement in the form filed as Exhibit 99.1 to the Company's Report on Form 8K filed on October 24, 2006) will be further amended and restated. As a



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result of the amendment, the agreement will be for a term ending December 31,
2007, subject to renewal by agreement of the parties, will provide in 2007 for an annual salary of $275,000 and guaranteed incentive compensation equal to 50% of salary, payable within 2 1/2 months after year end. If employment of the executive is terminated by the Company prior to the end of 2007, he will receive, in addition to any other severance payment to which he is otherwise entitled including in connection with a change of control, a lump sum payment equal to the balance of his 2007 salary and incentive compensation not then previously paid.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           GENE LOGIC INC.

Date: February 28, 2007                    By:  /s/ Philip L. Rohrer Jr.
                                                ------------------------
                                                Philip L. Rohrer Jr.
                                                Chief Financial Officer